EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Tim Hortons Inc. Completes

Public Company Merger and Reorganization

OAKVILLE, ONTARIO, (September 28th, 2009): Tim Hortons Inc. (NYSE: THI, TSX: THI) announced today that it has completed the reorganization of its corporate structure to become a Canadian public company.

Tim Hortons stockholders automatically had their existing common stock converted into an equal number of common shares in the Canadian public company. At market open today, the new Tim Hortons shares started trading on both the Toronto Stock Exchange and New York Stock Exchange under the symbol “THI” and retained the CUSIP number 88706M103.

Tim Hortons Inc. Overview

Tim Hortons is the fourth largest publicly-traded quick service restaurant chain in North America based on market capitalization, and the largest in Canada. Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches, donuts and fresh baked goods. As of June 28th, 2009, Tim Hortons had 3,475 systemwide restaurants, including 2,939 in Canada and 536 in the United States. More information about the Company is available at www.timhortons.com.

For Further information:

Investors: Scott Bonikowsky, (905) 339-6186 or investor_relations@timhortons.com

Media: David Morelli, (905) 339-6277 or morelli_david@timhortons.com